                                                                   EXHIBIT 10.4


                      IMMERSION HUMAN INTERFACE CORPORATION

                             IMMEDIATELY EXERCISABLE

                       NONSTATUTORY STOCK OPTION AGREEMENT



         THIS IMMEDIATELY EXERCISABLE NONSTATUTORY STOCK OPTION AGREEMENT (the "Option Agreement") is made and entered into as of November 1, 1996, by and between Immersion Human Interface Corporation and Steven G. Blank (the "Optionee").

         The IMMERSION has granted to the Optionee an option to purchase certain shares of Stock, upon the terms and conditions set forth in this Option Agreement (the "Option").

         1. Definitions and Construction. Whenever used herein, the following terms shall have their respective meanings set forth below:

            1.1 "Board" means the Board of Directors of IMMERSION.

            1.2 "IMMERSION" means Immersion Human Interface Corporation, a California corporation, or any successor corporation thereto.

            1.3 "Date of Option Grant" means November 1, 1996.

            1.4 "Exercise Price" means $0.70 per share of Stock, as adjusted from time to time pursuant to Section 9.

            1.5 "Initial Exercise Date" means the Date of Option Grant.

            1.6 "Initial Vesting Date" means November 1, 1996.

            1.7 "Number of Option Shares" means twenty thousand (20,000) shares of Stock, as adjusted from time to time pursuant to Section 9.

            1.8 "Option Expiration Date" means the date ten (10) years after the Date of Option Grant.

            1.9 "Ownership Change" means the occurrence of any of the following events:

                 (a) the direct or indirect sale or exchange by the shareholders of

                 IMMERSION of all or substantially all of the stock of IMMERSION;

                 (b) a merger in which IMMERSION is a party; or

                 (c) the sale, exchange, or transfer of all or substantially all of IMMERSION's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the shareholders of IMMERSION before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).


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            1.10 "Securities Act" means the Securities Act of 1933, as amended.

            1.11 "Service" means the Optionee's service with IMMERSION in the capacity of a director.

            1.12 "Stock" or "Shares" means the common stock of IMMERSION.

            1.13 "Transfer of Control" means an Ownership Change in which the shareholders of IMMERSION before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of IMMERSION.

            1.14 "Vested Ratio" means, on any relevant date, the ratio determined as follows:

                                                              Vested Ratio
                                                              ------------
         Prior to Initial Vesting Date                              0
         On Initial Vesting Date                                  1/4

         Plus

         For each six (6) months of the Optionee's                1/4
         continuous Service from the Initial Vesting
         Date until the Vested Ratio equals 1/1,
         an additional

         2. Tax Status of Option. This Option is intended to be a nonstatutory stock option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.

         3. Administration. All questions of interpretation concerning this Option Agreement shall be determined in good faith by the Board, including any duly appointed committee of the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of IMMERSION shall have the authority to act on behalf of IMMERSION with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to IMMERSION herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.



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         4. Exercise of the Option.

            4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Exercise Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the Number of Option Shares less the number of shares previously acquired upon exercise of the Option, subject to the Optionee's agreement that any shares purchased upon exercise are subject to IMMERSION's repurchase rights set forth in Section 11 and Section 12.

            4.2 Method of Exercise. Exercise of the Option shall be by written notice to IMMERSION which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as IMMERSION may permit, to the Chief Financial Officer of IMMERSION, or other authorized representative of IMMERSION, prior to the termination of the Option as set forth in Section 6, accompanied by (i) full payment of the aggregate Exercise Price for the number of shares of Stock being purchased and (ii) an executed copy, if required herein, of the then current form of escrow agreement referenced below. The Option shall be deemed to be exercised upon receipt by IMMERSION of such written notice, the aggregate Exercise Price, and, if required by IMMERSION, such executed agreement.

            4.3 Payment of Exercise Price. Payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made in cash, by check, or cash equivalent.

            4.4 Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by IMMERSION, the Optionee agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of IMMERSION, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option,
(ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, or (iii) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of IMMERSION are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and IMMERSION shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

            4.5 Certificate Registration. The certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

            4.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to



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compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to IMMERSION, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of IMMERSION to obtain from any regulatory body having jurisdiction the authority, if any, deemed by IMMERSION's legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve IMMERSION of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, IMMERSION may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by IMMERSION.

            4.7 Fractional Shares. The IMMERSION shall not be required to issue fractional shares upon the exercise of the Option.

         5. Nontransferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

         6. Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee's Service as described in Section 7, or (c) a Transfer of Control to the extent provided in Section 8.

         7. Effect of Termination of Service.

            7.1 Option Exercisability. If the Optionee's Service is terminated for any reason, including death or disability, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.



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            7.2 Additional Limitation on Option Exercise. Notwithstanding the
provisions of Section 7.1, the Option may not be exercised after the Optionee's termination of Service to the extent that the shares to be acquired upon exercise of the Option would be subject to the Unvested Share Repurchase Option as provided in Section 11.

            7.3 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time period set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by IMMERSION that the Option is exercisable, but in any event no later than the Option Expiration Date.

         8. Transfer of Control. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume IMMERSION's rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation's stock. In addition, IMMERSION shall provide the Optionee with at least ten (10) days advance written notice of the pending Transfer of Control prior to the consummation thereof. The Option shall terminate and cease to be outstanding effective as of the date of the Transfer of Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of this Option Agreement except as otherwise provided herein.

         9. Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of IMMERSION, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change) shares of another corporation (the "New Shares"), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 9 shall be final, binding and conclusive.

         10. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of IMMERSION or of a duly authorized transfer agent of IMMERSION). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the



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date such certificate is issued, except as provided in Section 9.

         11. Unvested Share Repurchase Option.

             11.1 Grant of Unvested Share Repurchase Option. In the event the Optionee's Service is terminated for any reason or no reason, with or without cause, or, if the Optionee, the Optionee's legal representative, or other holder of shares acquired upon exercise of the Option attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change) any shares acquired upon exercise of the Option which exceed the Vested Shares as defined in Section 11.2 below (the "Unvested Shares"), IMMERSION shall have the right to repurchase the Unvested Shares under the terms and subject to the conditions set forth in this Section 11 (the "Unvested Share Repurchase Option"). Notwithstanding the foregoing, the Unvested Share Repurchase Option shall terminate upon the occurrence of a Transfer of Control.

             11.2 Vested Shares and Unvested Shares Defined. The "Vested Shares" shall mean, on any given date, a number of shares of Stock equal to the Number of Option Shares multiplied by the Vested Ratio determined as of such date and rounded down to the nearest whole share. On such given date, the "Unvested Shares" shall mean the number of shares of Stock acquired upon exercise of the Option which exceed the Vested Shares determined as of such date.

             11.3 Exercise of Unvested Share Repurchase Option. The IMMERSION may exercise the Unvested Share Repurchase Option by written notice delivered personally or forwarded by first class mail to the Optionee within sixty (60) days after (a) termination of the Optionee's Service (or exercise of the Option, if later) or (b) IMMERSION has received notice of the attempted disposition of Unvested Shares. If IMMERSION fails to give notice within such sixty (60) day period, the Unvested Share Repurchase Option shall terminate unless IMMERSION and the Optionee have extended the time for the exercise of the Unvested Share Repurchase Option. The Unvested Share Repurchase Option must be exercised, if at all, for all of the Unvested Shares, except as IMMERSION and the Optionee otherwise agree.

             11.4 Payment for Shares and Return of Shares to IMMERSION. The purchase price per share being repurchased by IMMERSION shall be an amount equal to the Optionee's original cost per share, as adjusted pursuant to Section 9 (the "Repurchase Price"). The IMMERSION shall pay the aggregate Repurchase Price to the Optionee in cash within thirty (30) days after the date of personal delivery or mailing of the written notice of IMMERSION's exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to IMMERSION shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled. The shares being repurchased shall be delivered to IMMERSION by the Optionee at the same time as the delivery of the Repurchase Price to the Optionee.

             11.5 Assignment of Unvested Share Repurchase Option. The IMMERSION shall have the right to assign the Unvested Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by IMMERSION.



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

         12. Right of First Refusal.

             12.1 Restriction on Transfer. Optionee shall not sell or engage in any transaction which has resulted in or will result in a change in the beneficial or record ownership of the Vested Shares, including without limitation a voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy (a "Transfer"), except in accordance with the terms of this Section 12 (the "Right of First Refusal").

             12.2 Right of First Refusal. If Optionee desires (or is required by operation of law or other involuntary Transfer) to sell or otherwise Transfer any or all of his Vested Shares (whether now held or hereafter acquired) (the "Offered Securities") to any person, Optionee shall first offer such Offered Securities as follows:

                  (a) Optionee shall give IMMERSION written notice (the
"Rights Notice") of his intention, describing the proposed purchaser, the price and the terms of the Transfer. The IMMERSION will have 30 days from the date of receipt of the Rights Notice to agree to purchase some or all of the Offered Securities for the price and on the terms specified in the Rights Notice by giving written notice to the Optionee. In the event of an involuntary sale or a gift of such Offered Securities, the price and terms of such Transfer shall be the fair market value thereof as established by the good faith determination of the Board.

                  (b) If IMMERSION shall not elect to purchase all of the Offered Securities, it shall give Optionee notice thereof (the "IMMERSION Notice") and of the amount of the Offered Securities it elects to purchase.

                  (c) If IMMERSION does not elect to purchase all of the Offered Securities, Optionee will have 120 days from the date of receipt of IMMERSION Notice to sell such portion of the Offered Securities that IMMERSION has not elected to purchase to the proposed purchaser at a price and upon general terms no more favorable to the purchaser thereof than specified in the Rights Notice. If Optionee has not sold the Offered Securities within said 120 day period, Optionee will not thereafter sell any Offered Securities without first offering such securities to IMMERSION in the manner provided above.

                  (d) The rights provided in this Section 12 shall not apply to the Transfer: (i) to an affiliate or equity holder of the Optionee, (ii) to a spouse, lineal descendant, father, mother, brother or sister of the Optionee,
(iii) to the estate of any of the foregoing by gift, will or intestate succession, (iv) to the personal trust of the Optionee, or (v) to nonprofit institutions by gift or will; provided that the foregoing Transfers shall be permitted without compliance with this Section 12 if, and only if, such transferee becomes a party to and executes this Agreement.

                  (e) The right of first refusal described in this Section 12 shall terminate immediately upon the first to occur of (i) a Transfer of Control or (ii) closing of the sale of stock pursuant to a registration statement filed under the Securities Act for an underwritten public offering (other than a registration on Form S-8, Form S-4 or comparable forms) covering IMMERSION's Common Stock or (iii) the date forty-eight (48) months after the



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Date of Option Grant.

            12.3 Transferees. Any transferee or successor in interest for the Vested Shares will be subject to this right of first refusal with respect to such Shares and as a condition of the transfer of such Shares shall agree in writing to be bound by the provisions of this Section 12.

            12.4 Assignment of Right of First Refusal. The IMMERSION shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by IMMERSION.

         13. Repurchase from Spouse.

             13.1 In the event of the dissolution of Optionee's marriage, Optionee shall have the right and option to purchase from his spouse all or any portion of Vested Shares (i) awarded to the spouse pursuant to a decree of dissolution of marriage or any other order by any court of competent jurisdiction and/or by any property settlement agreement (whether or not incorporated by reference in any such decree), or (ii) gifted to the spouse by Optionee prior to the dissolution, at the fair market value of said Vested Shares as determined by the Board, upon the terms set forth below. If either Optionee or Optionee's spouse disputes the fair market valuation of the Vested Shares by the Board, such fair market value shall be determined by arbitration in accordance with the rules of the American Arbitration Association. Optionee shall exercise his right, if at all, within thirty (30) days of the entry of any such decree or property settlement agreement by delivery to Optionee's former spouse of written notice of exercise, specifying the number of Vested Shares Optionee elects to purchase. The purchase price for the Vested Shares shall be paid by delivery of a promissory note for the purchase price bearing interest at the rate of ten percent (10%) per annum payable in four (4) equal annual installments of principal and interest, commencing on the anniversary date of the exercise of the option described in this Section 13.

             13.2 In the event Optionee does not exercise his right to purchase all of the Vested Shares awarded to Optionee's former spouse, Optionee shall provide written notice to IMMERSION of the number of Vested Shares available for purchase pursuant to Paragraph 13.1 above within thirty (30) days of the entry of the decree. The IMMERSION shall then have the right to purchase any of the Vested Shares not acquired by Optionee directly from Optionee's former spouse in the manner provided in Paragraphs 12.2(b) through 12.2(d) above at the same price and on the same terms that were available to Optionee.

         14. Spousal Consent. Optionee's spouse shall execute a Consent of Spouse in the form of Exhibit A hereto, effective on the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Vested Shares that do not otherwise exist by operation of law or the agreement of the parties. If Optionee should marry or remarry subsequent to the date of this Agreement, Optionee shall within thirty (30) days thereafter obtain his new spouse's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by signing an additional Consent of Spouse in the form of Exhibit A.



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         15. Right to Maintain Percentage Interest.

             15.1 If, at any time prior to the expiration of the period set forth in Section 15.6 below, IMMERSION should desire to issue, in a transaction not registered under the Securities Act in reliance upon a claimed exemption thereunder, any Equity Securities (as defined in Section 15.5 below), it shall give the Optionee, so long as the Option remains exercisable or the Optionee continues to hold any Shares acquired upon exercise of the Option, the right to purchase that number of shares of Equity Securities which, when added to the Equity Securities held by the Optionee prior to such purchase, shall represent the same percentage of the total Equity Securities of IMMERSION outstanding after the completion of such sales and issuances to others and the Optionee as the percentage of Equity Securities held by such Optionee prior to such issuances and sales.

             15.2 Prior to any sale or issuance by IMMERSION of any Equity Securities, IMMERSION shall notify the Optionee, in writing, of its intention to sell and issue such securities, setting forth the terms under which it proposes to make such sale. Within ten (10) days after receipt of such notice, Optionee shall notify IMMERSION that he elects to purchase the Equity Securities to which it is entitled under this Section 15.

             15.3 If the Optionee gives IMMERSION notice that he desires to purchase the Equity Securities he is entitled to purchase under this Section 15, then payment for the Equity Securities shall be by check or wire transfer, against delivery of the securities at the executive offices of IMMERSION within five (5) days after giving IMMERSION such notice, or, if later, the closing date for the sale of such Equity Securities to persons other than the Optionee. The IMMERSION shall take all such action as may be required by any regulatory authority in connection with the exercise by the Optionee of the right to purchase Equity Securities as set forth in this Section 15.

             15.4 The right to maintain percentage ownership contained in this
Section 15 shall not apply to the issuance by IMMERSION of:

                  (i) Shares of Common Stock (or rights, options or warrants to purchase Common Stock) to employees, prospective employees, directors, officers, consultants, vendors and equipment lessors pursuant to stock options or stock purchase plans or agreements approved by the Board other than issuances to Louis
B. Rosenberg or Timothy A. Lacey;

                  (ii) Common Stock issued upon the consummation of a consolidation or merger or other reorganization where IMMERSION is the surviving corporation or any other transaction involving the acquisition by IMMERSION of the stock or assets of another corporation;

                  (iii) Common Stock issued pursuant to a firm underwritten public offering registered under the Securities Act;

                  (iv) Series B Preferred Stock;



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                  (v) Common Stock issued or issuable upon conversion of
Preferred Stock; or

                  (vi) Equity Securities issued to an investor determined to be a corporate or other investor whose involvement with IMMERSION is deemed important to IMMERSION's financial success (a "Strategic Investor"). A Strategic Investor will not include an investor whose only contribution to IMMERSION is such Investor's financial investment. The determination of whether an investor is a Strategic Investor shall be made by the Board.

             15.5 The term "Equity Securities" shall mean (i) Common Stock of IMMERSION; (ii) any rights, options or warrants to purchase Common Stock;
(iii) any security of IMMERSION, other than Common Stock, having voting rights in the election of the Board; or (iv) any security convertible into or exchangeable for any of the foregoing. Despite the foregoing definition of Equity Securities, if IMMERSION issues any securities or executes any agreement or commitment to issue a security constituting an Equity Security pursuant to clauses (ii), (iii), (iv) or (v) above, the subsequent issuance of Common Stock or other security issued upon exercise or conversion of such Equity Security or issued pursuant to the terms of such Equity Security shall not give rise to the right to maintain percentage ownership contained in this Section 15.

             15.6 The rights of the Optionee contained in Section 15 of this Agreement shall terminate upon the first to occur of (i) a Transfer of Control or (ii) closing of the sale of stock pursuant to a registration statement filed under the Securities Act, of an underwritten public offering of shares of IMMERSION's Common Stock.

             15.7 The right set forth in this Section 15 shall be personal to Optionee and shall not be assignable or transferable.

             15.8 Equity Securities acquired by Optionee upon exercise of his rights under this Section 15 shall be deemed to be subject to all of the rights and obligations set forth herein, including but not limited to the Right of First Refusal, except that such Equity Securities shall not be subject to the Unvested Share Repurchase Option of Section 11.

         16. Escrow. To ensure that shares subject to the Unvested Share Repurchase Option will be available for repurchase, IMMERSION may require the Optionee to deposit the certificate evidencing the shares which the Optionee purchases upon exercise of the Option with an agent designated by IMMERSION under the terms and conditions of an escrow agreement approved by IMMERSION.
If IMMERSION does not require such deposit as a condition of exercise of the Option, IMMERSION reserves the right at any time to require the Optionee to so deposit the certificate in escrow. Upon the occurrence of an Ownership Change or a change, as described in Section 9, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, any and all new, substituted or additional securities or other property to which the Optionee is entitled by reason of the Optionee's ownership of shares of Stock acquired upon exercise of the Option that remain, following such Ownership Change or change described in Section 9, subject to the Unvested Share Repurchase Option shall be immediately subject to the escrow to the same extent as such



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shares of Stock immediately before such event. The IMMERSION shall bear the expenses of the escrow.

         17. Stock Distributions Subject to Option Agreement. If, from time to time, there is any stock dividend, stock split or other change, as described in
Section 9, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, then in such event any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee's ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Unvested Share Repurchase Option and the Right of First Refusal with the same force and effect as the shares subject to the Unvested Share Repurchase Option and the Right of First Refusal immediately before such event.

         18. Representations and Warranties. In connection with the receipt of the Option and any acquisition of shares upon the exercise thereof, the Optionee hereby agrees, represents and warrants as follows:

             18.1 The Optionee is acquiring the Option and will acquire any shares of Stock upon exercise of the Option for the Optionee's own account, and not on behalf of any other person or as a nominee, for investment and not with a view to, or sale in connection with, any distribution of the Option or such shares.

             18.2 The Optionee was not presented with or solicited by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media, or broadcast over television, radio or similar communications media, or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

             18.3 The Optionee has either (a) a preexisting personal or business relationship with IMMERSION or any of its officers, directors, or controlling persons, consisting of personal or business contacts of a nature and duration to enable the Optionee to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists, or (b) such knowledge and experience in financial and business matters (or has relied on the financial and business knowledge and experience of the Optionee's professional advisor who is unaffiliated with and who is not, directly or indirectly, compensated by IMMERSION or any affiliate or selling agent of IMMERSION) as to make the Optionee capable of evaluating the merits and risks of the Option and any investment in shares acquired pursuant to the Option and to protect the Optionee's own interests in the transaction, or (c) both such relationship and such knowledge and experience.

             18.4 The Optionee understands that the Option and any shares acquired upon exercise of the Option have not been qualified under the Corporate Securities Law of 1968, as amended, of the State of California by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee's representations as expressed herein. The Optionee understands that IMMERSION is relying on the Optionee's representations and warrants that IMMERSION is entitled to rely on such representations and that such reliance is reasonable.

         19. Legends. The IMMERSION may at any time place legends referencing the Unvested Share Repurchase Option, the Right of First Refusal, and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of IMMERSION, promptly present to IMMERSION any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section. Unless otherwise specified by IMMERSION, legends placed on such certificates may include, but shall not be limited to, the following:

             19.1 "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

             19.2 Any legend required to be placed thereon by the Commissioner of Corporations of the State of California.

             19.3 "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN UNVESTED SHARE REPURCHASE OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

             19.4 "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

         20. Public Offering. The Optionee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by IMMERSION pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of IMMERSION or any rights to acquire stock of IMMERSION for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering;

provided, however, that such period of time shall not exceed one hundred eighty
(180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. The Optionee shall be subject to this Section provided and only if the officers and directors of IMMERSION are also subject to similar arrangements.

         21. Restrictions on Transfer of Shares. No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Optionee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Option Agreement and, except pursuant to an Ownership Change, until the date on which such shares become Vested Shares, and any such attempted disposition shall be void. The IMMERSION shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

         22. Binding Effect. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         23. Termination or Amendment. The Board may terminate or amend the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

         24. Integrated Agreement. This Option Agreement constitutes the entire understanding and agreement of the Optionee and IMMERSION with respect to the subject matter contained herein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and IMMERSION with respect to such subject matter other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

         25. Applicable Law. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.



                                       IMMERSION HUMAN INTERFACE CORPORATION

                                       By:    /s/ Louis Rosenberg
                                          -------------------------------------

                                       Title: President
                                             ----------------------------------

         The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, including the Unvested Share Repurchase Option set forth in Section 11 and the Right of First Refusal set forth in
Section 12, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.

                                       OPTIONEE

Date: November    , 1996                         /s/ Steven Blank
              ----                     ----------------------------------------






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

                                    EXHIBIT A

                                CONSENT OF SPOUSE




         I, Alison Eliot, spouse of Steven G. Blank, acknowledge that I have read the Option Agreement dated as of November 1, 1996 to which this Consent is attached as Exhibit A (the "Agreement") and that I know its contents. I am aware that by its provisions (a) Immersion Human Interface Corporation (hereinafter called the "Corporation") has the option to purchase certain shares of Stock of the Corporation which my spouse may acquire pursuant to the Agreement, including shares acquired pursuant to the terms of or right to maintain his percentage interest of the Corporation as set forth in the Agreement, including any interest I might have therein, upon termination of his service as a director of the Corporation under circumstances set forth in the Agreement, and (b) certain other restrictions are imposed upon the sale or other disposition of the Stock. I hereby consent to the sale of the Stock by my spouse or his legal representative in accordance with the provisions of the Agreement.



Date:   2-25-97                             /s/ Alison Eliot
     -----------------                      -----------------------------------
                                            Alison Eliot